EXHIBIT 99

COCA-COLA ENTERPRISES INC.                                                                NEWS RELEASE

CONTACT:	Scott Anthony - Investor Relations (770) 989-3105
Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. ANNOUNCES

ELECTION OF STEVEN J. HEYER TO ITS BOARD OF DIRECTORS

ATLANTA, October 16, 2001 - Coca-Cola Enterprises today announced that the Company's Board of Directors has elected Steven J. Heyer as a director. Mr. Heyer is executive vice president of The Coca-Cola Company and president and chief operating officer, Coca-Cola Ventures.

 "We welcome the unique insight and innovative ideas that Steve Heyer will bring to our Board," said Lowry F. Kline, vice chairman and chief executive officer of Coca-Cola Enterprises. "Steve's background and experience in marketing and business innovation will prove extremely valuable as we work with The Coca-Cola Company to create a stronger Coca-Cola bottling system."

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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